As filed with the Securities and Exchange Commission on June 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Address of principal executive offices)

Gilead Sciences, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

Robin L. Washington

Senior Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward Kronish LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Stock Options and Common Stock, par value $0.001 per share	10,404,581 shares(3)	$53.64	$558,101,724.84	$21,933.40

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Registrant’s 2004 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 11, 2008, in accordance with Rule 457(c) of the Securities Act.

(3)

Includes (a) 10,000,000 additional shares that are available for grant under Registrant’s 2004 Equity Incentive Plan, as amended and approved by our stockholders at its Annual Meeting of Stockholders on May 8, 2008, and (b) 404,581 shares that are available for grant under Registrant’s 2004 Equity Incentive Plan, as amended, as a result of the rollover of shares underlying options under Registrant’s 1991 Stock Option Plan that expired between May 9, 2007 and May 8, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,404,581 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (“SEC”) on July 19, 2004 (No. 333-117480), June 21, 2005 (No. 333-126012), June 28, 2006 (No. 333-135412) and June 20, 2007 (No. 333-143920) relating to the Registrant’s 2004 Equity Incentive Plan are hereby incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended through May 8, 2008

4.2(2)	Bylaws of the Registrant, as amended and restated May 8, 2007

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4(4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.5(5)	Amended and Restated Rights Agreement, dated as of October 21, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC

4.6(6)	First Amendment to Amended and Restated Rights Agreement, dated as of October 29, 2003, between the Registrant and ChaseMellon Shareholder Services, LLC

4.7(7)	Second Amendment to Amended and Restated Rights Agreement, dated as of May 11, 2006, between the Registrant and ChaseMellon Shareholder Services, LLC

4.8(8)	Indenture related to the Convertible Senior Notes, due 2011, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2011), dated April 25, 2006

4.9(8)	Indenture related to the Convertible Senior Notes, due 2013, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013), dated April 25, 2006

4.10(8)	Registration Rights Agreement, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. Inc., dated as of April 25, 2006

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1(1)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2008

99.1(9)	Form of restricted stock unit issuance agreement used under 2004 Equity Incentive Plan

99.2(10)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (revised in January 2008)

99.3(10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for initial grants; revised in January 2008)

99.4(10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants; revised in January 2008)

99.5(11)	Form of Performance Share Award Agreement used under 2004 Equity Incentive Plan (for award grants in January 2008)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2008, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 1994, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-135412) filed with the SEC on June 28, 2006, and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2006, and incorporated herein by reference.

(9)	Filed as an exhibit to Registrant’s Current Report on Form 8-K first filed on December 19, 2007, and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 27, 2008, and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2008, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on June 12, 2008.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin, Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Martin, Ph.D. and Robin L. Washington, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Martin John C. Martin	Chairman and Chief Executive Officer (Principal Executive Officer)	June 12, 2008

/s/ Robin L. Washington Robin L. Washington	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2008

/s/ Paul Berg Paul Berg	Director	June 12, 2008

/s/ John F. Cogan John F. Cogan	Director	June 12, 2008

/s/ Etienne F. Davignon Etienne F. Davignon	Director	June 12, 2008

/s/ James M. Denny James M. Denny	Director	June 12, 2008

/s/ Carla A. Hills Carla A. Hills	Director	June 12, 2008

/s/ John W. Madigan John W. Madigan	Director	June 12, 2008

/s/ Gordon E. Moore Gordon E. Moore	Director	June 12, 2008

/s/ Nicholas G. Moore Nicholas G. Moore	Director	June 12, 2008

/s/ Gayle E. Wilson Gayle E. Wilson	Director	June 12, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended through May 8, 2008

4.2(2)	Bylaws of the Registrant, as amended and restated May 8, 2007

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4(4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.5(5)	Amended and Restated Rights Agreement, dated as of October 21, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC

4.6(6)	First Amendment to Amended and Restated Rights Agreement, dated as of October 29, 2003, between the Registrant and ChaseMellon Shareholder Services, LLC

4.7(7)	Second Amendment to Amended and Restated Rights Agreement, dated as of May 11, 2006, between the Registrant and ChaseMellon Shareholder Services, LLC

4.8(8)	Indenture related to the Convertible Senior Notes, due 2011, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2011), dated April 25, 2006

4.9(8)	Indenture related to the Convertible Senior Notes, due 2013, between the Registrant and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013), dated April 25, 2006

4.10(8)	Registration Rights Agreement, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. Inc., dated as of April 25, 2006

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1(1)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2008

99.1(9)	Form of restricted stock unit issuance agreement used under 2004 Equity Incentive Plan

99.2(10)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (revised in January 2008)

99.3(10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for initial grants; revised in January 2008)

99.4(10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants; revised in January 2008)

99.5(11)	Form of Performance Share Award Agreement used under 2004 Equity Incentive Plan (for award grants in January 2008)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2008, and incorporated herein by reference.

(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 1994, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 22, 1999, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2003, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-135412), filed with the SEC on June 28, 2006, and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2006, and incorporated herein by reference.

(9)	Filed as an exhibit to Registrant’s Current Report on Form 8-K first filed on December 19, 2007, and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 27, 2008, and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2008, and incorporated herein by reference.